UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2006

QMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11411	22-2468665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Christopher Way
Eatontown, New Jersey 07724
(Address of principal executive offices)(Zip Code)

(732) 544-5544

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        At a meeting of the Compensation Committee of the Board of Directors held on August 9, 2006 the Compensation Committee made recommendations to the Board of Directors, with respect to the compensation to be paid and options to be granted, to directors (other than directors who are also officers or employees of the Corporation, its subsidiaries or affiliates) (“Non-Employee Directors”) based on the report of Compensation Resources, Inc. and the suggestions of Daniel Moynihan, a consultant. The recommendations included the grant of options to Non-Employee Directors to purchase 7,500 shares of Common Stock (the closing price of the Corporation’s Common Stock the day before such meeting was $3.02; and the Compensation Committee recommended an exercise price of $5.00).

        On September 18, 2006, the Registrant's Board of Directors, following the recommendation of its Compensation Committee, established the following policy with regard to compensation of Non-Employee Directors: Each Non-Employee Director will receive an annual cash retainer of $15,000 and $1,000 per Board meeting attended in person and $500 for each meeting attendance telephonically. The non-executive chairman of the Board will receive a $10,000 annual retainer (in addition to any other retainers to which he may be entitled), the Chairman of the Audit Committee will receive a $7,500 annual retainer (in addition to any other retainers to which he may be entitled) and the Chairman of the Compensation Committee will receive a $5,000 annual retainer (in addition to any other retainers to which he may be entitled). Each Non-Employee Director who is a member of the Compensation Committee and each Non-Employee Director who is a member of the Audit Committee will receive $500 per committee meeting attended by such member, where such meeting is held in conjunction with another meeting and $1,000 per meeting attended if such meeting is held separately and attended in person; and $500 if such meeting is attended telephonically. Pursuant to the terms of the 2003 Outside Directors Plan, such compensation may be paid in Common Stock, at the option of the Non-Employee Director recipient.

        In addition, in accordance with the recommendation of the Compensation Committee, the Board granted each Non-Employee Director an option to purchase 7,500 shares on September 18, 2006, which options vest on April 28, 2007, at an exercise price of $5.22 per share (the closing price of the Registrant’s stock on the Nasdaq on September 18, 2006, the date of the grant).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QMED, INC.

By	/s/ William T. Schmitt, Jr.
William T. Schmitt, Jr. Senior Vice President, Treasurer & Chief Financial Officer

Date: September 22, 2006